UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2011, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into a convertible debt financing transaction with Corps Real, LLC (“Corps Real”) providing for aggregate loans to the Company in the maximum amount of $4,000,000. In connection with the financing transaction, on June 13, 2011, the Company executed a secured promissory note, payable to Corps Real, in the maximum principal amount of $4,000,000 (the “Note”), under which Corps Real advanced $1,000,000 to the Company on June 13, 2011 and agreed to advance an additional $1,000,000 to the Company on each of August 1, 2011, November 15, 2011, and January 15, 2012. The other material terms and conditions of the Note are as follows:

—	The Note will mature on June 13, 2016, at which time all indebtedness under the Note will be due and payable;

—	Interest on the outstanding principal amount of the Note accrues and will be payable at a fixed rate of five percent (5%) per annum;

—

Interest began accruing on June 13, 2011 and will be payable on a quarterly basis in arrears (as to the principal amount then outstanding), and interest payments may be paid in cash or, at the election of the Company, may be paid in shares of the Company’s common stock based on the volume-weighted average trading price of the Company’s common stock during the last ten trading days of the quarterly interest period;

—

At Corps Real’s option, at any time prior to the earlier to occur of (a) the date of the prepayment of the Note in full or (b) the maturity date of the Note, Corps Real may convert all or a portion of the outstanding balance of the Note (including any accrued and unpaid interest) into shares of the Company’s common stock at a conversion rate equal to $0.34 per share;

—

If the Company’s common stock trades at $2.00 per share for ten (10) consecutive trading days, then the Company may, within three (3) trading days after the end of any such period, cause Corps Real to convert all or part of the then outstanding principal amount of the Note at the then conversion price, plus accrued but unpaid interest;

—

Subject to certain exceptions, if the Company wishes to complete a follow-on equity linked financing during the 12 month period following June 13, 2011 at a price per share that is less than the conversion price under the Note, then the Company’s full board of directors must first confer with Mr. Ronald E. Osman, the manager of Corps Real, and the Company must offer Corps Real the first right of refusal to provide or to participate in such equity linked financing;

—

The Company will not be permitted to effect a conversion of the Note and Corps Real will not be permitted to convert the Note to the extent that, after giving effect to an issuance after a conversion of the Note, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock issuable upon conversion of the Note;

—

The Company may prepay the Note, in full, at any time without penalty, provided that the Company must provide ten (10) days advance written notice to Corps Real of the date for any such prepayment, during which period Corps Real may exercise its right to convert into shares of the Company’s common stock; and

—

Corps Real may, among other things, declare the entire outstanding principal amount, together with all accrued interest and all other sums due under the Note, to be immediately due and payable upon the failure of the Company to pay, when due, any amounts due under the Note if such amounts remain unpaid for five (5) business days after the due date or upon the occurrence of any other event of default described in the Security Agreement (as defined below).

To secure payment of the Note, the Company and Corps Real also entered into a Security Agreement on June 13, 2011 (the “Security Agreement”). Under the Security Agreement, all obligations under the Note are secured by a first security interest in (a) 12 million shares of the common stock of Biovest International, Inc. (“Biovest”) owned by the Company, (b) all of the Company’s contractual rights pertaining to the first product for which a new drug application (“NDA”) is filed containing BEMA Granisetron following the date of the Company’s settlement agreement (dated December 30, 2009) with BioDelivery Sciences International, Inc (“BDSI”); provided, however, that if BEMA Granisetron is not the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following that date, then the applicable product shall be the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following the date of the settlement agreement, and (c) all attachments, additions, replacements, substitutions, and accessions and all proceeds thereof in any form. Under the Security Agreement, the occurrence of any of the following will constitute an event of default: (a) the Company’s failure to make payments under the Security Agreement or the Note when required if such failure continues for (i) in the case of a payment of scheduled principal or interest, a period of five (5) business days following the date upon which any such payment is due, or (ii) in the case of any other amount payable, a period of five (5) business days following the date of the Company’s receipt from Corps Real of a written notice identifying the amount due and providing reasonable supporting details; (b) certain bankruptcy or insolvency-related events; (c) the Company’s cessation of operation of its present business; or (d) the direct or indirect sale, assignment, transfer, or conveyance of all or substantially all of the Company’s assets, except as permitted in the Security Agreement.

As part of the financing transaction, on June 13, 2011, the Company also issued to Corps Real a Common Stock Purchase Warrant to purchase 5,882,353 shares of the Company’s common stock (the “Warrant”) for an exercise price of $0.47 per share (subject to adjustment for stock splits, stock dividends, and the like). The other material terms and conditions of the Warrant are as follows:

—	The Warrant was exercisable beginning on June 13, 2011 and will continue to be exercisable until the close of business on June 13, 2016;

—

If the fair market value of one share of the Company’s common stock is greater than the exercise price, in lieu of exercising the Warrant for cash, Corps Real may elect to utilize the cashless exercise provisions of the Warrant; and

—

The Company will not be permitted to effect any exercise of the Warrant, and Corps Real will not be permitted to exercise any portion of the Warrant, to the extent that, after giving effect to such issuance after exercise, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the shares of the Company’s common stock issuable upon exercise of the Warrant.

Corps Real is a shareholder and the senior secured lender to Biovest International, Inc. (“Biovest”), the Company’s majority-owned subsidiary. Corps Real, as well as the majority owner of Corps Real, are both managed by Ronald E. Osman, Esq., a shareholder of the Company, who is also a shareholder and Director of Biovest.

The offer and sale of the Note and the Warrant in the above-described financing transaction were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such offer and sale were made solely to an “accredited investor” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investor regarding the Company or the securities offered.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

A press release, dated June 14, 2011, announcing the financing transaction is being furnished under this Item 7.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of the exhibits that are included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
President and General Counsel

Date: June 14, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Secured Promissory Note, dated June 13, 2011, in the original principal amount of $4,000,000 payable by Accentia Biopharmaceuticals, Inc. to Corps Real, LLC
10.2	Common Stock Purchase Warrant, dated June 13, 2011, issued by Accentia Biopharmaceuticals, Inc. to Corps Real, LLC
10.3	Security Agreement, dated June 13, 2011, by Accentia Biopharmaceuticals, Inc. in favor of Corps Real, LLC
10.4	Escrow Agreement, dated June 13, 2011 among Accentia Biopharmaceuticals, Inc., Corps Real, LLC, and Escrow Agent thereto.
99.1

Press Release of Accentia Biopharmaceuticals, Inc., dated June 14, 2011 titled, “Accentia Biopharmaceuticals Announces Financing to Advance Revimmune™ to Treat Autoimmune Disease including Multiple Sclerosis”